Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of Celsion Corporation on the Pre-Effective Amendment No. 1 to Form S-3 Registration Statement of our report dated March 24, 2011 related to the financial statements of Celsion Corporation included in its Annual Report on forms 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission, and to the reference of our firm under the heading “Experts” in the Prospectus, which is a part of the Registration Statement.

Stegman & Company

Baltimore, Maryland
June 22, 2011